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                                                                  EXHIBIT 10(b)

                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

              We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Mercury U.S. Small Cap Growth Fund of Mercury Asset Management Funds, Inc. filed as part of Registration Statement No. 333-85731.

                                     /s/ Swidler Berlin Shereff Friedman, LLP
                                     Swidler Berlin Shereff Friedman, LLP

New York, New York

October 25, 1999